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EXHIBIT 10.22


                     DISTRIBUTION AND SUBLICENSE AGREEMENT

THIS TERRITORIAL DISTRIBUTION AND SUBLICENSE AGREEMENT (the "AGREEMENT"), is entered into as of the 1st day of December, 2004 (the "EFFECTIVE DATE"), by and between Alfred Hanser, an adult individual residing in the county of San Diego, State of California (hereinafter referred to as the "Sublicensor") and FEMONE, INC., a Nevada corporation (hereinafter referred to as the "SUBLICENSEE").

         WHEREAS, the Sublicensor has entered into that certain Distribution Agreement, dated as of February 8, 2002 (the "DISTRIBUTION AGREEMENT", a copy of which is attached hereto as EXHIBIT A), with Channoine Cosmetics AG Liechtenstein, a corporation located in the principality of Liechtenstein, Europe ("CHANNOINE"), pursuant to which Channoine granted the Sublicensor the exclusive right to distribute Channoine Cosmetic products (the "PRODUCTS") as listed in Exhibit A attached to the Distribution Agreement throughout North America (the "TERRITORY");

         WHEREAS, the Distribution Agreement grants the Sublicensor the right to grant a sublicense to a third party in accordance with the terms of the Distribution Agreement; and

         WHEREAS, Sublicensor desires to grant Sublicensee, and Sublicensee desires to accept a sublicense to distribute the Products through the Direct Response Television Shopping marketing channel (the "DIRECT RESPONSE TELEVISION SHOPPING CHANNEL") throughout the Territory, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

SECTION 1. DISTRIBUTION RIGHTS. Subject to the terms of this Agreement, Sublicensor hereby grants Sublicensee an irrevocable, fully paid, exclusive sublicense (the "SUBLICENSE") to distribute the Products in the Territory. Unless otherwise agreed to in writing by the parties, the Sublicense granted to the Sublicensee hereunder is limited to distribution of the Products through the Direct Response Television Shopping Channel, as defined above.

SECTION 2. DURATION OF CONTRACT

         2.1 The initial term of this Agreement shall be for a period of five
(5) years from the date hereof, and thereafter, Sublicensee shall have five (5) options to renew for additional, consecutive five (5) year terms (the initial term and each renewal term is collectively referred to herein as the "TERM"). Each option to renew shall be exercisable by the Sublicensee by delivering written notice of Sublicensee's election to exercise the option to the Licensor not less than one (1) month prior to the conclusion of the then-current term.


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         2.2 Sublicensee may terminate this Agreement at any time, with or without cause, upon one month's prior written notice to Sublicensor.

         2.3 If, during the term of this Agreement, Sublicensee is in material breach of the terms hereof, Sublicensor may give written notice of such breach to Sublicensee and Sublicensee shall have an opportunity to cure the breach within thirty (30) days (the "CURE PERIOD"). If such breach is not cured within the Cure Period, Sublicensor may immediately terminate this Agreement by subsequent written notice to Sublicensee.

SECTION 3. PRICING AND TERMS OF PURCHASE.

         3.1 QUALITY OF PRODUCTS. Sublicensor shall make available for distribution by sublicense the same selection, quantity and terms of delivery of Products that is made available by Channoine to Sublicensor, including the addition of new Products as set forth in Section 5 of the Distribution Agreement.

         3.2 PRICING OF PRODUCTS. To the extent the Products are directly provided to Sublicensee by Sublicensor, Sublicensor agrees that such Products shall be the same selection, quantity and terms of delivery of Products that is made available to Sublicensor by Channoine, and that Sublicensee shall pay no more for the Products or delivery thereof than Sublicensor would pay to Channoine, it being understood and agreed by the parties that Sublicensor shall not earn any commission, rebate, refund, or any other compensation in connection with Sublicensee's distribution of Products hereunder (other than as specifically outlined in this Agreement). Sublicensor shall promptly notify Sublicensee of any changes to the Products, prices or related terms that are announced by Channoine.

         3.3 QUALITY OF PRODUCTS. Sublicensor makes no representation or warranty regarding the quality of the Products made available to Sublicensee by Channoine or any third party hereto.

         3.4 QUANTITY OF PRODUCTS. Sublicensor makes no representation or warranty regarding the ability of Channoine, or any third party hereto to provide the Products to Sublicensee for distribution in a quantity sufficient to meet the requirements of Sublicensee, or at all.

SECTION 4. SUPERVISION BY SUBLICENSOR. As required under Section 8 of the Distribution Agreement, Sublicensor and Sublicensee agree that Sublicensor will supervise and assure Sublicensee's compliance with Channoine's quality standards at all times, including without limitation review of all collateral material used by Sublicensee. In the event that the Sublicensor believes that any activity by Sublicensee is compromising, or might compromise Channoine's quality standards, Sublicensor shall immediately notify Sublicensee in writing, describing in detail the nature of the activity, and provide Sublicensee a reasonable opportunity to address and rectify the matter.


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SECTION 5. SUBLICENSOR'S COVENANTS, REPRESENTATIONS AND WARRANTIES. Sublicensor
hereby represents, warrants, and agrees:

         5.1 that Sublicensor will not willfully or intentionally terminate the Distribution Agreement prior to the termination of this Sublicense Agreement;

         5.2 that Sublicensor will use his best efforts to comply in all respects with each and every obligation of Sublicensor under the Distribution Agreement and to keep the Distribution Agreement in full force and effect;

         5.3 that Sublicensor will not take or permit others under his control or direction to take any actions that will or are likely to result in damage to Channoine's reputation or quality standards;

         5.4 that Sublicensor will immediately deliver to Sublicensee a copy of all notices and correspondences to or from Channoine relating in any way to any alleged breach or non-compliance by Sublicensor or Channoine under the Distribution Agreement;

         5.5 the Sublicensor will not amend the Distribution Agreement without first providing notice to Sublicensee of such amendment(s);

         5.6 that, upon written request by Sublicensee, Sublicensor will use his best efforts to act on Sublicensee's behalf with respect to the enforcement of any rights of Sublicensor under the Distribution Agreement in the event of any default by Channoine under the Distribution Agreement;

         5.7 that, as of the Effective Date, (i) the Distribution Agreement, attached hereto as EXHIBIT A, is a true, complete and correct copy of the Distribution Agreement, and there are no other agreements which modify its terms, (ii) the Distribution Agreement is in full force and effect, and that, to the best of Sublicensor's knowledge, there exists under the Distribution Agreement, no default or event of default by either Channoine or Sublicensor, and (iii) the Products comply with all local, state and federal laws relating to the distribution and use thereof within the Territory, provided, however, Sublicensor makes no representation or warranty that the Products or the labeling thereof comply with the laws of the countries of Canada or Mexico.

SECTION 6. SUBLICENSEE'S COVENANTS, REPRESENTATIONS AND WARRANTIES. Sublicensee hereby represents, warrants, and agrees:

         6.1 that Sublicensee has received and reviewed the Distribution Agreement and is aware of Sublicensor's obligations thereunder; and


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         6.2 without limiting any rights and obligations provided by law,
Sublicensee and/or any affiliated entity will not pursue or avail itself of any opportunities discovered by or made available to Sublicensee in connection with the performance of Sublicensee's activities relating to this Agreement, without first offering such opportunity to Sublicensor to participate in the same.

SECTION 7. TRADEMARKS. The parties acknowledge and agree that Channoine and its suppliers have acquired various patents, trademarks, trade names, and trade secrets to the Products, and that matters relating to the manufacture, production and distribution of the Products constitute confidential information and trade secrets of Channoine and its suppliers and are not commonly known or accessible to the trade. Sublicensor hereby grants Sublicensee the right to use trade names, confidential information or trade secrets for the sole purpose of furthering the sale of the Products in the Territory. Sublicensee is granted the right to use or duplicate the same, in part or in whole, for the design and marketing of sales aids and other collateral, subject however, to Sublicensor's rights and obligation to supervise and have final approval of Sublicensee's marketing of the Products as set forth in Section 4 above.

SECTION 8. CONFIDENTIAL INFORMATION.

         8.1 DEFINITION OF CONFIDENTIAL INFORMATION. As used herein, "Confidential Information" shall mean any and all technical and non-technical information including copyright, trade secret, and proprietary information, techniques, know-how, processes, equipment, future and proposed products and services of a party, a party's sales people, suppliers and customers, and includes without limitation a party's information concerning research, design details and specifications, engineering, financial information, customer lists, business forecasts, sales and marketing information.

         8.2 NONDISCLOSURE AND NONUSE OBLIGATIONS. Except as permitted in this paragraph, neither party (the "RECEIVING PARTY") shall use nor disclose the Confidential Information of the other party (the "DISCLOSING PARTY") except as necessary to perform its obligations under the Sublicense. The Receiving Party agrees that it shall treat all Confidential Information with the same degree of care as the Receiving Party accords to its own Confidential Information of a similar nature, but in no case less than reasonable care under the circumstances. . The Receiving Party agrees to inform its own employees, agents and contractors of the existence of this confidentiality obligation and will take appropriate measures to ensure their compliance with this obligation. The Disclosing Party agrees not to communicate any information to the Receiving Party in violation of the proprietary rights of any third party. The Receiving Party will immediately give notice to the Disclosing Party of any unauthorized use or disclosure of the Confidential Information. The Receiving Party agrees to assist the Disclosing Party in remedying any such unauthorized use or disclosure of the Confidential Information. A breach of this Section 8.2 ("Nondisclosure and Nonuse Obligations") by the Receiving Party will cause irreparable harm and injury to the Disclosing Party for which money damages are inadequate. In the event of such breach, the Disclosing Party shall be entitled to injunctive relief, in addition to its legal and other equitable remedies. The Disclosing Party's nondisclosure and nonuse obligations under this Section 8.2 shall terminate three (3) years after the termination of this Agreement.


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         8.3 EXCLUSIONS FROM NONDISCLOSURE AND NONUSE OBLIGATIONS. The Receiving
Party's obligations under Section 8.2 ("Nondisclosure and Nonuse Obligations") with respect to any portion of the Confidential Information shall not apply to any such portion which the Receiving Party can demonstrate, (a) was in the public domain at or subsequent to the time such portion was communicated to the Receiving Party by the Disclosing Party through no fault of the Receiving Party;
(b) was rightfully in the Receiving Party's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to the Receiving Party by the Disclosing Party; or (c) was developed by the employees of the Receiving Party independently of without reference to any information communicated to the Receiving Party by the Disclosing Party. A disclosure of Confidential Information by the Receiving Party, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Sublicense, shall not be considered to be a breach of this sublicense or a waiver of confidentiality for other purposes; shall not be considered to be a breach of this Sublicense or a waiver of confidentiality for other purposes; provided, however, that the Receiving Party shall provide prompt prior written notice thereof to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent such disclosure.

SECTION 9. LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES.

         9.1 EXCEPT FOR LIABILITY ARISING OUT OF A BREACH OF THE CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITIY FOR THE COST OF SUBSITUTE GOODS OR SERVICES, ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, HOWEVER CAUSED, ARISING OUT OF OR RESULTING FROM THIS AGREEMENT OR THE USE OF THE PRODUCTS, REGARDLESS OF THE FORM OF ACTION, WHETHER FOR BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE (INCLUDING WITHOUT LIMITATION DAMAGES BASED ON LOSS OF PROFITS, DATA, FILES, OR BUSINESS INTERRUPTION OR OPPORTUNITY), AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SET FORTH ABOVE SHALL BE DEEMED TO APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES SET FORTH IN THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT THE FOREGOING LIMITATIONS ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

         9.2 TO THE EXTENT ALLOWABLE BY LAW, NO WARRANTY OF THE PRODUCT IS PROVIDED EXCEPT AS STIPULATED HEREIN. THE PRODUCT IS PROVIDED "AS IS" WITHOUT ANY WARRANTY OR CONDITION, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE PRODUCT IS ASSUMED BY


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THE LICENSEE, SUBLICENSEE OR SUB-SUBLICENSEE, AS APPLICABLE, INCLUDING THE RISK
THAT THE PRODUCTS MAY CONTAIN INGREDIENTS, INCLUDING BUT NOT LIMITED TO "SPF", WHICH HAVE BEEN DETERMINED OR MAY BE DETERMINED IN THE FUTURE BY THE APPROPRIATE GOVERNMENTAL AGENCY TO BE A CONTROLLED SUBSTANCE REQUIRING REGISTRATION. SHOULD THE PRODUCT PROVE DEFECTIVE OR REQUIRE REGISTRATION WITH THE APPLICABLE GOVERNMENTAL AGENCY, THE SUBLICENSEE (AND NOT THE SUBLICENSOR) SHALL ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR, CORRECTION OR REGISTRATION.

SECTION 10. INDEMNIFICATION

         10.1 SUBLICENSOR'S INDEMNIFICATION. Sublicensor shall indemnify, protect, defend (with counsel reasonably acceptable to Sublicensee) and hold Sublicensee, its officers, employees, agents, contractors and subcontractors free and harmless of and from all liability, judgments, costs, damages, claims, demands and expenses (including reasonable consultants', attorneys' and experts' fees and costs) arising out of (i) Sublicensor's failure to comply with or to perform Sublicensor's obligations under this Agreement, (ii) any act or failure to act by Sublicensor in a manner which would constitute a breach under the Distribution Agreement, (iii) any breach by Sublicensor of any of Sublicensor's' representations, warranties or covenants set forth in this Agreement, and (iv) Sublicensor's tortuous conduct. Sublicensor's indemnification obligation shall also cover any liability, judgments, costs, damages, claims, demands and expenses (including reasonable consultants', attorneys' and experts' fees and costs) incurred by Sublicensee, in the event the Distribution Agreement is terminated (A) due to the fault of Sublicensor or (B) due to the Sublicensor's voluntary termination of the Distribution Agreement prior to the expiration of the term of the Distribution Agreement.

         10.2 SUBLICENSEE'S INDEMNIFICATION. Sublicensee shall indemnify, protect, defend (with counsel reasonably acceptable to Sublicensor) and hold Sublicensor, its officers, employees, agents, contractors and subcontractors free and harmless of and from all liability, judgments, costs, damages, claims demands and expenses (including reasonable consultants', attorneys' and experts' fees and costs) arising out of (i) Sublicensee's failure to comply with or to perform Sublicensee's obligations under this Agreement, (ii) any breach by Sublicensee of any of Sublicensee's representations, warranties or covenants set froth in this Agreement, and (iii) Sublicensee's tortuous conduct.

SECTION 11. GENERAL.

         11.1 ASSIGNMENT. Sublicensee shall not assign this Agreement in whole or in part without the prior written consent of Sublicensor.


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         11.2 SURVIVAL. The following sections shall survive the expiration or earlier termination of this Distribution Sublicense Agreement: , 8 ("Confidential Information"), 9 ("Limitation of Liability; Disclaimer of Warranties"), 10 ("Indemnification"), and 11.2 ("survival").

         11.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California. Each party will voluntarily appear before and hereby consents and submits to the jurisdiction of the state and federal courts in the State of California. In addition, each party consents to venue and hereby waives objections to venue for any action commenced in such courts. The prevailing party in any such litigation or dispute shall be entitled to recover from the other party its costs and fees, including attorneys' fees, associated with such litigation or dispute. Each party agrees to perform its obligations and exercise its rights under this Sublicense in accordance with all applicable laws and regulations.

         11.4 WAIVER. The failure of either party to require performance by the other party of any provision of this distribution Sublicense Agreement shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision of this Distribution Sublicense Agreement be taken or held to be a waiver of the provision itself.

         11.5 ENTIRE AGREEMENT AND AMENDMENT. This Agreement completely and exclusively states the agreement of the parties regarding the subject matter set forth herein. It supersedes, and its terms govern, all prior or contemporaneous understandings, term sheets, memoranda of understanding, sublicenses, representations, or other communications between the parties, oral or written, regarding such subject matter. This Agreement may be executed in counterparts all of which taken together shall constitute one single agreement between the parties. This Agreement may be amended only in a written document signed by both parties.

         11.6 HEADINGS. The section headings appearing in this Distribution Sublicense Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such paragraph or in any way affect such paragraph.

         11.7 CONSTRUCTION. This Agreement has been negotiated by the parties and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party. Any ambiguity will not be interpreted against the drafting party.

         11.8 FORCE MAJEURE. Neither party shall be liable for nonperformance or delays, under any circumstances, which occur due to any causes beyond its reasonable control. These causes shall include, but shall not be limited to acts of God, wars, riots, strikes, fires, storms, floods, earthquakes, shortages of labor or materials, labor disputes, vendor failures, transportation embargoes, acts of any government or agency thereof and judicial actions. In the event of any such delay or failure of performance, the date of delivery or performance shall be deferred for a period equal to the time lost by reason of the delay. In no event shall either party be liable to the other for any delay or re-procurement costs for failure to meet any shipment or performance date.


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         11.9 NOTICE. Any notice required or permitted by this Sublicense shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgement of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addressed first set forth above or to such other address as either party may specify in writing

         11.10 SEVERABILITY. If any provision of this Sublicense is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Sublicense shall not be affected or impaired thereby.


         IN WITNESS WHEREOF, the parties have executed this Sublicense as of the Effective Date and the person signing below represents and warrants that he/she is duly authorized to sign for and on behalf of the respective party.



SUBLICENSOR                                SUBLICENSEE

                                           FEMONE, INC., a Nevada corporation

By: /S/ ALFRED HANSER                      By: /S/ RAY W. GRIMM, JR.
    ------------------------------             -----------------------------
    Alfred Hanser                              Ray W. Grimm, Jr.
                                               CEO


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                                    EXHIBIT A


                        [Attached Distribution Agreement]





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